THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

        This Third Amendment to Employment Agreement dated as of November 26, 1996 is entered into among First Investors Financial Services, Inc., a Texas corporation (the "Employer"), Tommy A. Moore, Jr., a resident of Harris County, Texas (the "Employee"), and First Investors Financial Services Group, Inc., a Texas corporation (the "Company"), who agree as follows:

        WHEREAS, the Employer, the Employee and the Company are parties to that certain Employment Agreement dated as of March 20, 1992 between the Employer and the Employee, as amended by that certain First Amendment to Employment Agreement dated as of March 15, 1995 and that certain Second Amendment to Employment Agreement dated as of July 1, 1995 among the Employer, the Employee and the Company (such agreement, as so amended, being referred to herein as the "Employment Agreement"); and

        WHEREAS, the Employer, the Employee and the Company desire to amend the Employment Agreement in the respects set forth herein.

        NOW THEREFORE, the parties agree as follows:

        1. The first sentence of Section 3(B) of the Employment Agreement is hereby amended in its entirety to provide as follows: "In addition to the salary provided by Section 3(A) above, the Company may, at the sole discretion of the Compensation Committee of the Board of Directors, pay to Employee an annual incentive bonus in such amount as the Compensation Committee shall in its sole discretion determine, but in no event shall the amount thereof exceed 5% of the Company's consolidated net income before federal
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                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

income taxes and any applicable state income taxes ("Pretax Net Income") for each fiscal year of the Company ending during the term of this Agreement."

        2. The third sentence of Section 3(B) of the Employment Agreement is hereby amended in its entirety to provide as follows: "The bonus, if any, shall be paid to Employee in cash at such time as the Compensation Committee shall determine after the availability of audited results of operations for the fiscal year to which such bonus pertains."

        3. Except as expressly amended by this Amendment, the Employment Agreement shall not be affected by this Amendment and shall remain in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties to this Amendment have hereunto set their hands as of the date first set forth above.

                                       First Investors Financial Services,
                                       Inc.

                                       By:    ________________________________
                                              Bennie H. Duck, Vice President

                                       First Investors Financial Services
                                       Group, Inc.

                                       By:    ________________________________
                                              Bennie H. Duck, Vice President

                                              --------------------------------
                                              Tommy A. Moore, Jr.

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